UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 16, 2007
Date of Earliest Event Reported: July 10, 2007

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-139982	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite 1001 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(310) 526-8700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Waiver of Liquidation Fees and Amendment to Registration Rights Agreement

Effective July 10, 2007, ProElite, Inc. (the “Company”) entered into a Waiver and Amendment to Registration Rights Agreement, dated as of June 27, 2007 (the “Waiver”) with Hunter World Markets, Inc. (“Hunter”) and the subscribers to the Company’s private placement offering on October 3, 2006, pursuant to which the subscribers and Hunter agreed to waive all and any liquidated damage payments owed by the Company, in accordance with the Registration Rights Agreement, dated October 3, 2006, by and among the Company, Hunter and the subscribers. The Company agreed to register the remaining shares of its common stock underlying the warrants previously issued to Hunter and the subscribers in connection with its private placement in October 2006 on Form S-1 or such other form as may be appropriate within 45 days of the sale of its securities on July 12, 2007, described in further detail in the Exhibit.

ITEM 9.01 Financial Statements and Exhibits.

(b)	Exhibits.

Exhibit No.	Description
10.1	Waiver and Amendment to Registration Rights Agreement, dated as of June 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2007	PROELITE, INC. By: /s/ DOUGLAS DELUCA Douglas DeLuca, Chief Executive Officer